SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2013
LCNB CORP.
(Exact name of Registrant as specified in its Charter)

Ohio	0-26121	31-1626393
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

2 North Broadway, Lebanon, Ohio	45036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 932-1414
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

__    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

__    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

__    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

__    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry Into Material Definitive Agreement.

On October 31, 2013, LCNB Corp. (the “Company”) entered into an Underwriting Agreement (the “Agreement”) with FBR Capital Markets & Co., pursuant to which the Company agreed to issue and sell 1,428,571 shares of the Company’s common stock, no par value (the “Common Stock”), at a public offering price of $17.50 per share in an underwritten public offering (the “Offering”). As part of the Offering, the Company has granted the underwriter a 30-day option to purchase up to an additional 214,286 shares of Common Stock. The net proceeds of the Offering, after underwriting discounts and commissions and estimated offering expenses and before giving effect to the option to purchase additional shares, if exercised, will be approximately $23.3 million.

The Agreement contains customary representations, warranties and covenants that are valid as between the parties and as of the date of entering into such Agreement, and are not factual information to investors about the Company.

In connection with the Offering, each of the Company’s directors and executive officers have agreed to enter into 90-day “lock-up” agreements, subject to customary exceptions.

The foregoing description of the material terms of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 1.1, and incorporated herein by reference.

The sale of the Common Stock in the Offering is being made pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-190072), including the prospectus contained therein, and the preliminary prospectus supplement dated October 28, 2013 and final prospectus supplement dated October 31, 2013. Exhibits 5.1 and 23.1 to this Current Report on Form 8-K, the legal opinion and consent, respectively, of Dinsmore & Shohl LLP, and Exhibit 15.1, the acknowledgment of J.D. Cloud & Co. L.L.P., are filed herewith in connection with the Company’s Registration Statement and are incorporated therein.

Item 8.01 Other Events.

On November 1, 2013, the Company issued a press release announcing that it has priced a public offering of 1,428,571 shares of common stock at a price of $17.50 per share, for gross proceeds of approximately $25 million, exclusive of the underwriter’s 30-day option to purchase additional shares. The net proceeds of the offering after deducting underwriting discounts and commissions and estimated offering expenses are expected to be approximately $23.3 million, assuming that the underwriter’s option to purchase additional shares is not exercised. A copy of the Company’s press release dated November 1, 2013 is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.        Description

1.1	Underwriting Agreement dated as of October 31, 2013, by and between LCNB Corp. and FBR Capital Markets & Co.

5.1	Opinion of Dinsmore & Shohl LLP regarding validity of the securities to be issued

15.1	Acknowledgement of J.D. Cloud & Co. L.L.P. Unaudited Interim Financial Statements

23.1	Consent of Dinsmore & Shohl LLP (included in Exhibit 5.1)

99.1	Press Release dated November 1, 2013

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

LCNB CORP.

Date: November 1, 2013	By: /s/ Robert C. Haines II
Robert C. Haines II Chief Financial Officer